CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
The Alkaline Water Company Inc.

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated November 9, 2012, with respect to the financial statements of The Alkaline Water Company Inc., in its registration statement on Form S-8 relating to the registration of 20,000,000 shares of $0.001 par value common stock. We also consent to the reference of our firm under the caption “Experts and Counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
November 27, 2013